Exhibit 99.1

NASDAQ Announces Sale of Its Remaining 5.3 Million Shares in the London Stock Exchange Group plc

NEW YORK, Sep 21, 2007 (PrimeNewswire via COMTEX News Network) —

The Nasdaq Stock Market, Inc. (Nasdaq:NDAQ) (‘NASDAQ’) today announced the disposal by its wholly owned subsidiary Nightingale Acquisition Limited of 5,324,529 shares in the London Stock Exchange Group plc (the “LSE”) through a market book-built sale process at a price of 18.00 pounds per share. This sale represents the balance of the NASDAQ group interests in LSE shares held following the disposal of 56.0 million shares announced on 20 September 2007. The aggregate sale value of today’s transaction is 95,841,522.00 pounds.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the sale transaction. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at SEC’s website at www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

NDAQF

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: The Nasdaq Stock Market, Inc.

The Nasdaq Stock Market, Inc.

Media Relations Contact:

Bethany Sherman

212-401-8714

Bethany.sherman@nasdaq.com

Investor Relations Contact:

Vincent Palmiere

301-978-5242

Vincent.palmiere@nasdaq.com